Exhibit 32.1

Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Central Pacific Financial Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange commission on the date hereof (the “Report”), I, Clint Arnoldus, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date:	November 9, 2004	/s/ Clint Arnoldus
Clint Arnoldus
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.